Exhibit 5.1

Jonathan Shepard Law PLLC

5500 N. Military Trail #474

Boca Raton, FL  33496

(561) 306-2909

February 1, 2018

Korth Direct Mortgage, LLC
2937 SW 27th Avenue, Suite 307
Miami, FL 33133

Re:	Korth Direct Mortgage, LLC – Registration Statement on Form S-1 (No. 333-222293)

Ladies and Gentlemen:

 At your request, we have examined the Registration Statement on Form S-1 (No. 333-222293), including Amendment No. 1 thereto (the "Registration Statement"), filed or to be filed by Korth Direct Mortgage, LLC, a Florida limited liability company (the “Company”), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of the Company's mortgage notes (the “Debt Securities”), with an aggregate offering price of $950,000.

 We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

 For purposes of this opinion letter, we have assumed that (i) at the time of offer, issuance and sale of the Debt Securities, the Registration Statement will have been declared effective under the Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (ii) the Debt Securities will be issued pursuant to the Indenture, which Indenture is filed as Exhibit 4.1 to the Registration Statement; (iii) the Indenture is-2-1-2018 qualified under the Trust Indenture Act of 1939, as amended; (iv) the Debt Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement; and (v) the Company will remain a Florida limited liability company.

           We assume for purposes of this opinion that the Indenture Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Indenture Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Indenture Trustee

Korth Direct Mortgage, LLC
February 1, 2018

and constitutes the legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms; that the Indenture Trustee is in compliance, with respect to performance of its obligations under the Indenture, with all applicable laws and regulations; and that the Indenture Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

 This opinion letter is based as to matters of law solely on the applicable provisions, as currently in effect, of the Florida Revised Limited Liability Company Act, as amended, and the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein).

 Based upon, subject to and limited by the foregoing, we are of the opinion that  the issuance of the Debt Securities has been duly authorized by appropriate  action of the Company’s managers and members and when the Debt Securities, in the form included in the Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold and delivered as described in the Registration Statement and the prospectus contained therein, the Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture.

 We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the prospectus, and in any amendment thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours, /s/ Jonathan Shepard Law PLLC Jonathan Shepard Law PLLC